Exhibit 99.1

Aptiv Reports Fourth Quarter 2025 Financial Results
Record Full Year Revenue, Adjusted Operating Income and Adjusted Earnings per Share

SCHAFFHAUSEN - Aptiv PLC (NYSE: APTV), a global industrial technology company focused on enabling a more automated, electrified and digitalized future, today reported record full year financial results, with revenues increasing 3% to $20.4 billion.

Fourth Quarter Financial Highlights Include:
•U.S. GAAP revenue of $5.2 billion, an increase of 5%
◦Revenue increased 3% adjusted for currency exchange and commodity movements
•U.S. GAAP net income of $138 million
•U.S. GAAP diluted earnings per share of $0.64; Excluding special items, diluted earnings per share of $1.86
•Adjusted Operating Income of $607 million; Adjusted EBITDA of $798 million
•Cash from operations totaled $818 million
Full Year 2025 Financial Highlights Include:
•U.S. GAAP revenue of $20.4 billion, an increase of 3%
◦Revenue increased 2% adjusted for currency exchange and commodity movements
•U.S. GAAP net income of $165 million, which includes a non-cash goodwill impairment charge of $648 million
•U.S. GAAP diluted earnings per share of $0.75; Excluding special items, diluted earnings per share of $7.82
•Adjusted Operating Income of $2,461 million; Adjusted EBITDA of $3,228 million;
•Cash from operations totaled $2,185 million

“We delivered another year of record revenue, operating income, and earnings per share, demonstrating our agility within a dynamic landscape, our consistency of operational excellence, and the strength of our product portfolio of industry-leading technologies,” said Kevin Clark, chair and chief executive officer. “Looking ahead, we are working diligently toward the spin-off of our EDS business as Versigent, which will result in two optimally positioned, independent companies, with increased flexibility to pursue their own unique market opportunities and capital allocation strategies. With our track record of these strategic actions and consistent execution, we are confident in Aptiv’s ability to drive further long-term growth and enhance value for shareholders.”

Fourth Quarter 2025 Results
For the three months ended December 31, 2025, the Company reported U.S. GAAP revenue of $5.2 billion, an increase of 5% from the prior year period. Adjusted for currency exchange and commodity movements, revenue increased by 3% in the fourth quarter. This reflects growth of 8% in North America and 12% in South America, our smallest region, partially offset by declines of 1% in Europe and 1% in Asia.
The Company reported fourth quarter 2025 U.S. GAAP net income of $138 million, net income margin of 2.7% and earnings of $0.64 per diluted share, compared to $268 million, 5.5% and $1.14 per diluted share in the prior year period, reflecting higher tax expense. Fourth quarter Adjusted Net Income totaled $402 million, or earnings of $1.86 per diluted share, compared to $411 million, or $1.75 per diluted share in the prior year period.
Fourth quarter U.S. GAAP operating income was $425 million, compared to operating income of $479 million in the prior year period. The Company reported fourth quarter Adjusted Operating Income of $607 million, compared to $623 million in the prior year period. Adjusted Operating Income margin was 11.8%, compared to 12.7% in the prior year period, primarily reflecting improved operating performance, including the benefits of cost reduction initiatives, primarily offset by increased commodity costs and foreign exchange impacts totaling $66 million.
Depreciation and amortization expense totaled $250 million, compared to $245 million in the prior year period.
Interest expense for the fourth quarter totaled $87 million, a decrease from $107 million in the prior year period.
Tax expense in the fourth quarter of 2025 was $196 million. Tax expense in the fourth quarter of 2024 was $64 million.
The Company generated net cash flow from operating activities of $818 million in fourth quarter, compared to $1,060 million in the prior year period.

Full Year 2025 Results
For the year ended December 31, 2025, the Company reported U.S. GAAP revenue of $20.4 billion, an increase of 3% from the prior year. Adjusted for currency exchange and commodity movements, revenue increased by 2% in 2025. This reflects growth of 5% in North America, 3% in Asia and 7% in South America, our smallest region, partially offset by a decline of 2% in Europe.
The Company reported full year 2025 U.S. GAAP net income of $165 million, with net income margin of 0.8% and earnings of $0.75 per diluted share, which includes the impacts of a non-cash goodwill impairment charge of $648 million and an increase to valuation allowances of approximately $300 million on deferred tax assets impacted by the OECD Administrative Guidance issued in the first quarter of 2025. Prior year period net income totaled $1,787 million, with net income margin of 9.1% and earnings of $6.96 per diluted share. Full year 2025 Adjusted Net Income totaled $1,726 million, or earnings of $7.82 per diluted share, compared to $1,607 million, or $6.26 per diluted share, in the prior year, an increase of 7.4% and 24.9%, respectively.
Full year 2025 U.S. GAAP operating income was $1,184 million, compared to $1,842 million in the prior year. The Company reported full year Adjusted Operating Income of $2,461 million, compared to $2,366 million in the prior year. Adjusted Operating Income margin was 12.1%, compared to 12.0% in the prior year, primarily reflecting improved operating performance, including the benefits of cost reduction initiatives, partially offset by increased commodity costs and foreign exchange impacts totaling $207 million.
Depreciation and amortization expense totaled $991 million, compared to $964 million in the prior year.

Interest expense for full year 2025 totaled $361 million, an increase from $337 million in the prior year, primarily driven by debt transactions in the third quarter of 2024 in part to finance our $3.0 billion accelerated share repurchase program.
Tax expense for full year 2025 was $700 million, which includes the impact of an increase to valuation allowances of approximately $300 million on deferred tax assets impacted by the OECD Administrative Guidance issued in the first quarter of 2025. Tax expense for full year 2024 was $223 million.
The Company generated net cash flow from operating activities of $2,185 million in 2025, compared to $2,446 million in the prior year. As of December 31, 2025, the Company had cash and cash equivalents of $1.9 billion.
Reconciliations of Adjusted Revenue Growth, Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Per Share and Cash Flow Before Financing, which are non-GAAP measures, to the most directly comparable financial measures, respectively, calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”) are provided in the attached supplemental schedules.

Debt and Share Repurchases
During 2025, the Company repurchased $300 million of aggregate principal amount of certain senior notes.
The Company repurchased and retired 22.8 million shares with a value of $1.5 billion during 2025. As of December 31, 2025, $2.1 billion remained available for future share repurchases under the existing $5.0 billion authorization.

Reportable Segment Name Changes
In connection with the planned spin-off of our Electrical Distribution Systems business, commencing with the first quarter of 2026, Aptiv will rename its Advanced Safety and User Experience segment to Intelligent Systems, and will rename its Engineered Components Group segment to Engineered Components. There is no impact to the composition of either segment.

Q1 and Full Year 2026 Outlook
The Company’s first quarter 2026 financial guidance is as follows:

(in millions, except per share amounts)	Total Aptiv
Net sales	$4,950 - $5,150
U.S. GAAP net income	$130 - $170
U.S. GAAP net income margin	3.0%
Adjusted EBITDA	$715 - $765
Adjusted EBITDA margin	14.7%
U.S. GAAP diluted net income per share	$0.60 - $0.80
Adjusted net income per share	$1.55 - $1.75
U.S. GAAP effective tax rate	~22.0%
Adjusted effective tax rate	~20.5%
The Company’s full year 2026 financial guidance is as follows:

(in millions, except per share amounts)	Total Aptiv	New Aptiv (Pro Forma)	Versigent (Pro Forma)
Net sales	$21,120 - $21,820	$12,800 - $13,200	$9,100 - $9,400
U.S. GAAP net income	$1,235 - $1,365	$830 - $910	$315 - $375
U.S. GAAP net income margin	6.1%	6.7%	3.7%
Adjusted EBITDA	$3,385 - $3,585	$2,360 - $2,480	$950 - $1,030
Adjusted EBITDA margin	16.2%	18.6%	10.7%
U.S. GAAP diluted net income per share	$5.75 - $6.35	$3.85 - $4.25
Adjusted net income per share	$8.15 - $8.75	$5.70 - $6.10
Cash flow from operations		$1,315 - $1,515	$440 - $540
Free cash flow		$650 - $850	$200 - $300
U.S. GAAP effective tax rate	~20.5%	~18.5%
Adjusted effective tax rate	~20.5%	~18.5%

Conference Call and Webcast
The Company will host a conference call to discuss these results at 8:00 a.m. (ET) today, which is accessible by dialing +1.800.330.6710 (US) or +1.213.279.1505 (international) or through a webcast at ir.aptiv.com. The conference ID number is 1616808. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Company’s website. A replay will be available two hours following the conference call.

Use of Non-GAAP Financial Information
This press release contains information about Aptiv’s financial results which are not presented in accordance with GAAP. Specifically, Adjusted Revenue Growth, Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Per Share, Free Cash Flow and Cash Flow Before Financing are non-GAAP financial measures. Adjusted Revenue Growth represents the year-over-year change in reported net sales relative to the comparable period, excluding the impact on net sales from currency exchange, commodity movements, acquisitions, divestitures and other transactions. Adjusted Operating Income represents net income before interest expense, other income (expense), net, income tax (expense) benefit, equity income (loss), net of tax, amortization, restructuring, separation costs related to the planned spin-off of the Electrical Distribution Systems business, other acquisition and portfolio project costs, (which includes costs incurred to integrate acquired businesses and to plan and execute product portfolio transformation actions, including business and product acquisitions and divestitures), goodwill and other asset impairments, compensation expense related to acquisitions and gains (losses) on business divestitures and other transactions. Adjusted Operating Income margin is defined as Adjusted Operating Income as a percentage of net sales. Adjusted EBITDA represents net income before depreciation and amortization (including asset impairments), interest expense, income tax (expense) benefit, other income (expense), net, equity income (loss), net of tax, restructuring and other special items.
Adjusted Net Income represents net income attributable to Aptiv before amortization, restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share represents Adjusted Net Income divided by the Weighted Average Number of Diluted Shares Outstanding for the period. Cash Flow Before Financing represents cash provided by (used in) operating activities plus cash provided by (used in) investing activities, adjusted for the purchase price of business acquisitions and other transactions, the cost of significant technology investments and net proceeds from the divestiture of discontinued operations and other significant businesses. Free cash flow represents cash provided by (used in) operating activities less capital expenditures.
Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position, results of operations and liquidity. In particular, management believes Adjusted Revenue Growth, Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Per Share, Free Cash Flow and Cash Flow Before Financing are useful measures in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and that may obscure underlying business results and trends. Management also uses these non-GAAP financial measures for internal planning and forecasting purposes.
Such non-GAAP financial measures are reconciled to the most directly comparable GAAP financial measures in the attached supplemental schedules at the end of this press release. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

About Aptiv
Aptiv is a global industrial technology company focused on enabling a more automated, electrified and digitalized future. Visit aptiv.com.

Forward-Looking Statements
This press release, as well as other statements made by Aptiv PLC (the “Company”), contain forward-looking statements that reflect, when made, the Company’s current views with respect to current events, certain investments and acquisitions and financial performance. Such forward-looking statements are subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, which may cause the actual results of the Company to be materially different from any future results. All statements that address future operating, financial or business performance or the Company’s strategies or expectations are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s filings with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.

# # #

APTIV PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
	(in millions, except per share amounts)
Net sales	$5,153	$4,907	$20,398	$19,713
Operating expenses:
Cost of sales	4,190	3,945	16,500	16,002
Selling, general and administrative	450	363	1,673	1,465
Amortization	52	52	208	211
Restructuring	36	68	185	193
Goodwill impairment	—	—	648	—
Total operating expenses	4,728	4,428	19,214	17,871
Operating income	425	479	1,184	1,842
Interest expense	(87)	(107)	(361)	(337)
Other income, net	16	11	50	41
Net (loss) gain on equity method transactions	—	(36)	46	605
Income before income taxes and equity loss	354	347	919	2,151
Income tax expense	(196)	(64)	(700)	(223)
Income before equity loss	158	283	219	1,928
Equity loss, net of tax	(11)	(8)	(38)	(118)
Net income	147	275	181	1,810
Net income attributable to noncontrolling interest	10	6	19	24
Net (loss) income attributable to redeemable noncontrolling interest	(1)	1	(3)	(1)
Net income attributable to Aptiv	$138	$268	$165	$1,787

Diluted net income per share:
Diluted net income per share attributable to Aptiv	$0.64	$1.14	$0.75	$6.96
Weighted average number of diluted shares outstanding	216.14	235.46	220.75	256.66

APTIV PLC
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31, 2025	December 31, 2024

	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$1,851	$1,573
Restricted cash	3	1
Accounts receivable, net	3,477	3,261
Inventories	2,561	2,320
Other current assets	853	671
Total current assets	8,745	7,826
Long-term assets:
Property, net	3,774	3,698
Operating lease right-of-use assets	501	495
Investments in affiliates	1,431	1,433
Intangible assets, net	2,004	2,140
Goodwill	4,596	5,024
Other long-term assets	2,362	2,842
Total long-term assets	14,668	15,632
Total assets	$23,413	$23,458
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$81	$509
Accounts payable	3,157	2,870
Accrued liabilities	1,799	1,752
Total current liabilities	5,037	5,131
Long-term liabilities:
Long-term debt	7,470	7,843
Pension benefit obligations	430	374
Long-term operating lease liabilities	401	412
Other long-term liabilities	576	613
Total long-term liabilities	8,877	9,242
Total liabilities	13,914	14,373
Commitments and contingencies
Redeemable noncontrolling interest	102	92

Total Aptiv shareholders’ equity	9,207	8,796
Noncontrolling interest	190	197
Total shareholders’ equity	9,397	8,993
Total liabilities, redeemable noncontrolling interest and shareholders’ equity	$23,413	$23,458

APTIV PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year Ended December 31,
	2025	2024
	(in millions)
Cash flows from operating activities:
Net income	$181	$1,810
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	991	964
Restructuring expense, net of cash paid	(10)	(45)
Deferred income taxes	394	(34)
Loss from equity method investments, net of dividends received	58	130
Loss on extinguishment of debt	2	15
Goodwill impairment	648	—
Net gain on equity method transactions	(46)	(605)
Other, net	190	182
Changes in operating assets and liabilities:
Accounts receivable, net	(216)	285
Inventories	(241)	45
Accounts payable	251	(210)
Other, net	13	(59)
Pension contributions	(30)	(32)
Net cash provided by operating activities	2,185	2,446
Cash flows from investing activities:
Capital expenditures	(656)	(830)
Proceeds from sale of property	16	6
Net proceeds from divestiture of discontinued operations	4	—
Proceeds from sale of technology investments	12	—
Cost of technology investments	(42)	(121)
Proceeds from the sale of equity method investment	164	448
Purchase of short-term investments	—	(748)
Redemption of short-term investments	—	740
Settlement of derivatives	4	(2)
Net cash used in investing activities	(498)	(507)
Cash flows from financing activities:
(Decrease) increase in other short and long-term debt, net	(712)	702
Repayment of senior notes	(296)	(1,440)
Proceeds from issuance of senior notes, net of issuance costs	—	2,920
Fees related to modification of debt agreements	(5)	—
Proceeds from bridge loan, net of issuance costs	—	2,483
Repayment of bridge loan	—	(2,500)
Equity related transaction costs	—	(3)
Dividend payments of consolidated affiliates to minority shareholders	(6)	—
Repurchase of ordinary shares	(397)	(4,104)
Taxes withheld and paid on employees’ restricted share awards	(26)	(23)
Net cash used in financing activities	(1,442)	(1,965)
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	35	(40)
Increase (decrease) in cash, cash equivalents and restricted cash	280	(66)
Cash, cash equivalents and restricted cash at beginning of the year	1,574	1,640
Cash, cash equivalents and restricted cash at end of the year	$1,854	$1,574

APTIV PLC
FOOTNOTES
(Unaudited)

1. Segment Summary

	Three Months Ended			Year Ended
	December 31,			December 31,
	2025	2024	%	2025	2024	%
	(in millions)			(in millions)
Net Sales
Advanced Safety and User Experience	$1,419	$1,381	3%	$5,792	$5,791	—%
Engineered Components Group	1,644	1,580	4%	6,662	6,384	4%
Electrical Distribution Systems	2,302	2,128	8%	8,818	8,309	6%
Eliminations and Other (a)	(212)	(182)		(874)	(771)
Net Sales	$5,153	$4,907		$20,398	$19,713

Adjusted Operating Income
Advanced Safety and User Experience	$161	$193	(17)%	$658	$714	(8)%
Engineered Components Group	270	250	8%	1,129	1,073	5%
Electrical Distribution Systems	176	180	(2)%	674	579	16%
Adjusted Operating Income	$607	$623		$2,461	$2,366

(a)	Eliminations and Other includes the elimination of inter-segment transactions.

2. Weighted Average Number of Diluted Shares Outstanding
The following table illustrates the weighted average shares outstanding used in calculating basic and diluted net income per share attributable to Aptiv for the three months and years ended December 31, 2025 and 2024:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
	(in millions, except per share data)
Weighted average ordinary shares outstanding, basic	214.89	235.04	220.00	256.38
Dilutive shares related to RSUs	1.25	0.42	0.75	0.28
Weighted average ordinary shares outstanding, including dilutive shares	216.14	235.46	220.75	256.66
Net income per share attributable to ordinary Aptiv:
Basic	$0.64	$1.14	$0.75	$6.97
Diluted	$0.64	$1.14	$0.75	$6.96

APTIV PLC
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In this press release the Company has provided information regarding certain non-GAAP financial measures, including “Adjusted Revenue Growth,” “Adjusted Operating Income,” “Adjusted EBITDA,” “Adjusted Net Income,” “Adjusted Net Income Per Share” and “Cash Flow Before Financing.” Such non-GAAP financial measures are reconciled to their closest GAAP financial measure in the following schedules.

Adjusted Revenue Growth: Adjusted Revenue Growth is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted Revenue Growth in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Revenue Growth is defined as the year-over-year change in reported net sales relative to the comparable period, excluding the impact on net sales from currency exchange, commodity movements, acquisitions, divestitures and other transactions. Not all companies use identical calculations of Adjusted Revenue Growth, therefore this presentation may not be comparable to other similarly titled measures of other companies.

Three Months Ended December 31, 2025

Reported net sales % change	5%
Less: foreign currency exchange and commodities	2%
Adjusted revenue growth	3%

Year Ended December 31, 2025

Reported net sales % change	3%
Less: foreign currency exchange and commodities	1%
Adjusted revenue growth	2%

Adjusted Operating Income: Adjusted Operating Income is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted Operating Income in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Management also utilizes Adjusted Operating Income as the key performance measure of segment income or loss and for planning and forecasting purposes to allocate resources to our segments, as management also believes this measure is most reflective of the operational profitability or loss of our operating segments. Adjusted Operating Income is defined as net income before interest expense, other income (expense), net, income tax (expense) benefit, equity income (loss), net of tax, amortization, restructuring and other special items. Not all companies use identical calculations of Adjusted Operating Income, therefore this presentation may not be comparable to other similarly titled measures of other companies. Operating income margin represents Operating income as a percentage of net sales, and Adjusted Operating Income margin represents Adjusted Operating Income as a percentage of net sales.

Consolidated Adjusted Operating Income
	Three Months Ended				Year Ended
	December 31,				December 31,
	2025		2024		2025		2024
	($ in millions)
	$	Margin	$	Margin	$	Margin	$	Margin
Net income attributable to Aptiv	$138	2.7%	$268	5.5%	$165	0.8%	$1,787	9.1%
Interest expense	87		107		361		337
Other income, net	(16)		(11)		(50)		(41)
Net loss (gain) on equity method transactions	—		36		(46)		(605)
Income tax expense	196		64		700		223
Equity loss, net of tax	11		8		38		118
Net income attributable to noncontrolling interest	10		6		19		24
Net (loss) income attributable to redeemable noncontrolling interest	(1)		1		(3)		(1)
Operating income	$425	8.2%	$479	9.8%	$1,184	5.8%	$1,842	9.3%
Amortization	52		52		208		211
Restructuring	36		68		185		193
Separation costs	78		—		178		—
Other acquisition and portfolio project costs	5		14		30		80
Asset impairments	7		5		16		22
Goodwill impairment	—		—		648		—
Compensation expense related to acquisitions	4		5		17		18
Gain on asset sale	—		—		(5)		—
Adjusted operating income	$607	11.8%	$623	12.7%	$2,461	12.1%	$2,366	12.0%

Segment Adjusted Operating Income
(in millions)
Three Months Ended December 31, 2025	Advanced Safety and User Experience	Engineered Components Group	Electrical Distribution Systems	Total
Operating income	$124	$231	$70	$425
Amortization	23	29	—	52
Restructuring	5	7	24	36
Separation costs	—	—	78	78
Other acquisition and portfolio project costs	3	1	1	5
Asset impairments	2	2	3	7
Compensation expense related to acquisitions	4	—	—	4
Adjusted operating income	$161	$270	$176	$607

Depreciation and amortization (a)	$77	$111	$62	$250

Three Months Ended December 31, 2024	Advanced Safety and User Experience	Engineered Components Group	Electrical Distribution Systems	Total
Operating income	$142	$204	$133	$479
Amortization	23	28	1	52
Restructuring	17	10	41	68
Other acquisition and portfolio project costs	6	3	5	14
Asset impairments	—	5	—	5
Compensation expense related to acquisitions	5	—	—	5
Adjusted operating income	$193	$250	$180	$623

Depreciation and amortization (a)	$74	$109	$62	$245

Year Ended December 31, 2025	Advanced Safety and User Experience	Engineered Components Group	Electrical Distribution Systems	Total
Operating (loss) income	$(165)	$955	$394	$1,184
Amortization	89	118	1	208
Restructuring	58	41	86	185
Separation costs	—	—	178	178
Other acquisition and portfolio project costs	14	7	9	30
Asset impairments	2	8	6	16
Goodwill impairment	648	—	—	648
Compensation expense related to acquisitions	17	—	—	17
Gain on asset sale	(5)	—	—	(5)
Adjusted operating income	$658	$1,129	$674	$2,461

Depreciation and amortization (a)	$300	$447	$244	$991

Year Ended December 31, 2024	Advanced Safety and User Experience	Engineered Components Group	Electrical Distribution Systems	Total
Operating income	$513	$883	$446	$1,842
Amortization	89	120	2	211
Restructuring	53	39	101	193
Other acquisition and portfolio project costs	27	23	30	80
Asset impairments	14	8	—	22
Compensation expense related to acquisitions	18	—	—	18
Adjusted operating income	$714	$1,073	$579	$2,366

Depreciation and amortization (a)	$300	$429	$235	$964

(a)	Includes asset impairments.

Adjusted EBITDA: Adjusted EBITDA is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted EBITDA in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted EBITDA is defined as net income before depreciation and amortization (including asset impairments), interest expense, income tax (expense) benefit, other income (expense), net, equity income (loss), net of tax, restructuring and other special items. Not all companies use identical calculations of Adjusted EBITDA, therefore this presentation may not be comparable to other similarly titled measures of other companies.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
	(in millions)
Net income attributable to Aptiv	$138	$268	$165	$1,787
Interest expense	87	107	361	337
Income tax expense	196	64	700	223
Net income attributable to noncontrolling interest	10	6	19	24
Net (loss) income attributable to redeemable noncontrolling interest	(1)	1	(3)	(1)
Depreciation and amortization	250	245	991	964
EBITDA	$680	$691	$2,233	$3,334
Other income, net	(16)	(11)	(50)	(41)
Net loss (gain) on equity method transactions	—	36	(46)	(605)
Equity loss, net of tax	11	8	38	118
Restructuring	36	68	185	193
Separation costs	78	—	178	—
Other acquisition and portfolio project costs	5	14	30	80
Goodwill impairment	—	—	648	—
Compensation expense related to acquisitions	4	5	17	18
Gain on asset sale	—	—	(5)	—
Adjusted EBITDA	$798	$811	$3,228	$3,097

Adjusted Net Income and Adjusted Net Income Per Share: Adjusted Net Income and Adjusted Net Income Per Share, which are non-GAAP measures, are presented as supplemental measures of the Company’s financial performance which management believes are useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Management utilizes Adjusted Net Income and Adjusted Net Income Per Share in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Net Income is defined as net income attributable to Aptiv before amortization, restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the Weighted Average Number of Diluted Shares Outstanding, for the period. Not all companies use identical calculations of Adjusted Net Income and Adjusted Net Income Per Share, therefore this presentation may not be comparable to other similarly titled measures of other companies.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
	(in millions, except per share amounts)
Net income attributable to Aptiv	$138	$268	$165	$1,787
Adjusting items:
Amortization	52	52	208	211
Restructuring	36	68	185	193
Separation costs	78	—	178	—
Other acquisition and portfolio project costs	5	14	30	80
Asset impairments	7	5	16	22
Goodwill impairment	—	—	648	—
Compensation expense related to acquisitions	4	5	17	18
Gain on asset sale	—	—	(5)	—
Loss on extinguishment of debt	2	3	2	15
(Gain) loss on change in fair value of publicly traded equity securities	—	—	(2)	3
Net loss (gain) on equity method transactions	—	36	(46)	(605)
Tax impact of intercompany transfers of intellectual property and other related transactions (a)	—	—	294	—
Tax impact of adjusting items (b)	80	(40)	36	(117)
Adjusted net income attributable to Aptiv	$402	$411	$1,726	$1,607

Weighted average number of diluted shares outstanding	216.14	235.46	220.75	256.66
Diluted net income per share attributable to ordinary shareholders	$0.64	$1.14	$0.75	$6.96
Adjusted net income per share	$1.86	$1.75	$7.82	$6.26

(a)
As a result of the Pillar Two OECD Administrative Guidance released in the first quarter of 2025, the Company no longer expects to obtain significant benefits from the tax incentive granted to its Swiss subsidiary in 2023. Accordingly, the Company recognized an increase to valuation allowances of $294 million to reduce the related deferred tax asset during the year ended December 31, 2025.

(b)	Represents the income tax impacts of the adjustments made for amortization, restructuring and other special items by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.

Cash Flow Before Financing: Cash Flow Before Financing is presented as a supplemental measure of the Company’s liquidity which is consistent with the basis and manner in which management presents financial information for the purpose of making internal operating decisions, evaluating its liquidity and determining appropriate capital allocation strategies. Management believes this measure is useful to investors to understand how the Company’s core operating activities generate and use cash. Cash Flow Before Financing is defined as cash provided by (used in) operating activities plus cash provided by (used in) investing activities, adjusted for the purchase price of business acquisitions and other transactions, the cost of significant technology investments and net proceeds from the divestiture of discontinued operations and other significant businesses. Not all companies use identical calculations of Cash Flow Before Financing, therefore this presentation may not be comparable to other similarly titled measures of other companies. The calculation of Cash Flow Before Financing does not reflect cash used to service debt, pay dividends or repurchase shares and, therefore, does not necessarily reflect funds available for investment or other discretionary uses.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
	(in millions)
Cash flows from operating activities:
Net income	$147	$275	$181	$1,810
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	250	245	991	964
Restructuring expense, net of cash paid	(34)	20	(10)	(45)
Working capital	215	451	(206)	120
Pension contributions	(14)	(11)	(30)	(32)
Goodwill impairment	—	—	648	—
Net loss (gain) on equity method transactions	—	36	(46)	(605)
Other, net	254	44	657	234
Net cash provided by operating activities	818	1,060	2,185	2,446

Cash flows from investing activities:
Capital expenditures	(167)	(166)	(656)	(830)
Proceeds from sale of technology investment	—	—	12	—
Cost of technology investments	—	—	(42)	(121)
Proceeds from sale of equity method investments	—	—	164	448
Purchase of short-term investments	—	—	—	(748)
Redemption of short-term investments	—	740	—	740
Settlement of derivatives	—	—	4	(2)
Other, net	14	3	20	6
Net cash (used in) provided by investing activities	(153)	577	(498)	(507)

Adjusting items:
Adjustment for cost of significant technology investments	—	—	40	121
Adjustment for proceeds from sale of equity method investment	—	—	(164)	(448)
Cash flow before financing	$665	$1,637	$1,563	$1,612

Financial Guidance: The reconciliation of the forward-looking non-GAAP financial measures provided in the Company’s financial guidance to the most comparable forward-looking GAAP measure is as follows:

	Total Aptiv
	Estimated Q1
($ in millions)	2026 (a)
Adjusted EBITDA	$	Margin (b)
Net income attributable to the Company	$150	3.0%
Interest expense	85
Income tax expense	45
Depreciation and amortization	255
EBITDA	$535	10.6%
Other income, net	(5)
Equity loss, net of tax	10
Restructuring	85
Other acquisition and portfolio project costs, including separation costs	115
Adjusted EBITDA	$740	14.7%

	Total Aptiv		New Aptiv (Pro Forma)		Versigent (Pro Forma)
	Estimated Full Year		Estimated Full Year		Estimated Full Year
($ in millions)	2026 (a)		2026 (a)		2026 (a)
Adjusted EBITDA	$	Margin (b)	$	Margin (b)	$	Margin (b)
Net income attributable to the Company	$1,300	6.1%	$870	6.7%	$345	3.7%
Interest expense	335		270		95
Income tax expense	350		210		100
Net income (loss) attributable to noncontrolling interest (c)	15		(5)		15
Depreciation and amortization	1,025		785		245
EBITDA	$3,025	14.1%	$2,130	16.4%	$800	8.6%
Other (income) expense, net	(35)		(45)		10
Equity loss (income), net of tax	55		55		(15)
Restructuring	210		115		115
Other acquisition and portfolio project costs, including separation costs	230		165		80
Adjusted EBITDA	$3,485	16.2%	$2,420	18.6%	$990	10.7%

(a)	Prepared at the estimated mid-point of the Company’s financial guidance range.
(b)	Represents net income attributable to the Company, EBITDA and Adjusted EBITDA, respectively, as a percentage of estimated net sales.
(c)	Includes portion attributable to redeemable noncontrolling interest.

	Total Aptiv	Total Aptiv	New Aptiv (Pro Forma)
	Estimated Q1	Estimated Full Year	Estimated Full Year
($ and shares in millions, except per share amounts)	2026 (a)	2026 (a)	2026 (a)

Adjusted Net Income Per Share
Net income attributable to the Company	$150	$1,300	$870
Adjusting items:
Amortization	55	215	210
Restructuring	85	210	115
Other acquisition and portfolio project costs, including separation costs	115	230	165
Tax impact of adjusting items	(50)	(135)	(90)
Adjusted net income attributable to the Company	$355	$1,820	$1,270

Weighted average number of diluted shares outstanding	215.00	215.00	215.00
Diluted net income per share attributable to the Company	$0.70	$6.05	$4.05
Adjusted net income per share	$1.65	$8.45	$5.90

(a)	Prepared at the estimated mid-point of the Company’s financial guidance range.

	New Aptiv (Pro Forma)	Versigent (Pro Forma)
	Estimated Full Year	Estimated Full Year
($ in millions)	2026 (a)	2026 (a)

Free Cash Flow
Net cash provided by operating activities	$1,415	$490
Capital expenditures	(665)	(240)
Free cash flow	$750	$250

(a)	Prepared at the estimated mid-point of the Company’s financial guidance range.

Investor Contact:
Betsy Frank
+1.929.240.1777
betsy.frank@aptiv.com